UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)           May 12, 2020

Superior Group of Companies, Inc.

(Exact name of registrant as specified in its charter)

Florida	001-05869	11-1385670
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10055 Seminole Blvd., Seminole, Florida (Address of principal executive offices)	33772 (Zip Code)

Registrant's telephone number including area code: (727) 397-9611

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SGC	NASDAQ

Item 5.07.     Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders was held on May 12, 2020 at which:

●

Seven (7) directors were elected to hold office until the next annual meeting of shareholders and until their respective successors are duly elected and qualified or until their earlier resignation, removal from office or death; and

●	the selection of Mayer Hoffman McCann P.C. as the Company’s independent registered public accounting firm for the year ending December 31, 2020 was ratified.

Of the 15,314,710 shares outstanding and entitled to vote at the meeting, 13,628,045 shares were present either in person or by proxy.

The results of the shareholder votes were as follows:

Proposal 1:    Election of Directors

Nominee	For	Against	Abstain	Broker Non-Votes
Sidney Kirschner	11,816,334	258,221	6,904	1,546,586

Michael Benstock	12,030,008	45,105	6,346	1,546,586

Robin Hensley	11,819,376	238,447	23,636	1,546,586

Paul Mellini	11,803,355	254,468	23,636	1,546,586

Todd Siegel	11,973,114	36,549	71,796	1,546,586

Venita Fields	11,912,593	97,738	71,128	1,546,586

Andrew D. Demott, Jr.	11,550,357	524,866	6,236	1,546,586

Proposal 2: Ratification of Mayer Hoffman McCann P.C. as the Company’s independent registered public accounting firm for year ending December 31, 2020:

For	Against	Abstain	Broker Non-Votes
13,601,108	26,506	431	-

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR GROUP OF COMPANIES, INC.

By:	/s/ Andrew D. Demott, Jr.
Name:	Andrew D. Demott, Jr.
Title:	Chief Operating Officer, Chief Financial Officer and Treasurer

Date: May 13, 2020